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                                                                   EXHIBIT 10(p)

                                  AMENDMENT TO
                          NATIONAL GRID USA COMPANIES'
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

      Pursuant to the provisions of the National Grid USA Companies' Executive Supplemental Retirement Plan (the Supplemental Plan) said Supplemental Plan is hereby amended as of February 1, 2002 as follows:

      A second paragraph shall be added to Section 1.04 "Qualifications and Effect" and shall read:

      All benefits under Eastern Utilities Associate's Supplemental Retirement Plan for Certain Officers of Eastern Utilities Associates and its Affiliated Companies and the Retirement Restoration Plan for Members of the Employee's Retirement Plan of Eastern Utilities Associates and its subsidiary Companies (together referred to as the EUA Plans) were frozen as of April 30, 2000. Benefit calculation methodology for former Eastern Utility Associate employees who became National Grid employees and Participants in the Supplemental Plan as of May 1, 2000 or thereafter is set forth in Appendix C, a copy of which is attached hereto and incorporated by reference as if fully set forth herein.

      A third paragraph shall be added to Section 1.04 "Qualification and Effect" and shall read:

      Niagara Mohawk Supplemental Executive Retirement Plan (NIMO SERP) shall be merged and incorporated into the Supplemental Plan, effective February 1, 2002. All benefit accruals under the NIMO SERP shall be frozen as of January 31, 2002. Except as set forth in Appendix C, inconsistent provisions between the NIMO SERP and the Supplemental Plan shall be controlled by the terms of the Supplemental Plan. The benefit calculation and methodology for NIMO SERP participants, including those who become National Grid employees on or after January 31, 2002 and meet Supplemental Plan eligibility requirements necessary to accrue additional benefits is set forth in Appendix C.

      Section 2.18 "Level E Participant" is amended to read:

      Level E Participant means any Participant who is specially designated such by the CEO in Appendix B, a copy of which is attached hereto and incorporated by reference as if fully set forth herein, notwithstanding the fact that he/she would otherwise have qualified as a Level A, B, or C Participant.

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      Section 2.2.2 "Qualified Compensation" is amended to read:

      Qualified Compensation means compensation utilized in the calculation of the Participant's Qualified Plan benefit, without regard to any reduction required by Section 4.01(a)(17) of the Code; provided, however, Qualified Compensation shall include additional earnings received by a Participant from any entity as specifically authorized by the CEO. Effective April 1, 2003 future deferrals under the National Grid USA Companies Deferred Compensation Plan will be included under this Section 2.22 for Supplemental Plan Participants who accrue benefits on or after said date.

      A new Section 5.04 "Cash Out" shall be added to Article 5.0 and shall read as follows:

      In the event that a Participant has a benefit under the Supplemental Plan with a value of less than ten thousand dollars ($10,000), determined utilizing the interest rate and mortality assumptions applicable for determining five thousand dollar ($5,000) cash outs under the Qualified Plan, the benefit shall automatically be paid out in the form of a lump sum distribution at retirement. In the event that FICA taxes are due on Supplemental Plan benefits commencing upon retirement, unless the Participant elects to pay FICA taxes due at retirement on said Supplemental Plan benefit out of pocket, to the extent permitted by law, the taxes will be paid through an actuarial reduction in the Participant's benefit in an amount sufficient to cover a lump sum payment of the FICA taxes and applicable withholding taxes.

      Appendix A shall be titled "Level D Participants".

      A new "Appendix B" shall be added to the Supplemental Plan and shall read as f follows:

      Appendix B - Level E Participants

      For purposes of the Supplemental Plan, William E. Davis shall be considered a Level B Participant.

      For purposes of Sections 2.22 and 3.01 of the Supplemental Plan, Thomas E. Rogers and Charles H. Moser shall be deemed Level B Participants. For all other purposes they shall be deemed Level C Participants.

      A new "Appendix C" shall be added to the Supplemental Plan and shall read as follows:
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      Appendix C - Merger Transferees

      Supplemental Plan Participants who were former Eastern Utility Associate employees and who became Participants in the Supplemental Plan effective May 1, 2000 or thereafter, shall have their benefits calculated under the Supplemental Plan through April 30, 2000 utilizing eligible pay and service credited through April 30, 2000 under the terms of EUA's Plans, which pay and service shall be utilized in the final calculation of their Supplemental Plan benefit. Accruals commencing May 1, 2000 and thereafter shall be calculated in accordance with the terms of the Supplemental Plan. Notwithstanding the foregoing, said Participant's final Supplemental Plan benefit shall be reduced by the frozen benefit payable under the EUA Plans for accruals up through April 30, 2000.

      NIMO SERP Participants whose benefits were frozen as of January 31, 2002 and who are not eligible for benefit accruals under the terms of the Supplemental Plan on or after February 1, 2002, shall have their benefits paid in accordance with the terms of the NIMO SERP. Participants who were former Niagara Mohawk Power Company or Niagara Mohawk Holdings Inc. employees who become Participants in the Supplemental Plan for purposes of accruing benefits at anytime on or after February 1, 2002, shall in lieu of the NIMO SERP benefit, have their Supplemental Plan benefit calculated under the terms of the Supplemental Plan utilizing eligible pay and service credited under the terms of the NIMO SERP through January 31, 2002 with accruals thereafter made strictly under the terms of the Supplemental Plan. In the event, however, a Participant received a partial or total lump sum payment under the NIMO SERP said Participant's Supplemental Plan benefit will be offset by the annuity value of such lump sum payment(s), determined in accordance with the actuarial equivalence factors defined in the Qualified Plan. A Participant's final Supplemental Plan benefit shall be no less than the frozen benefit determined under the NIMO SERP as of January 31, 2002 reduced by any previously received lump sum.

                                                      /s/ Richard P. Sergel
                                                      ------------------------
                                                      Chief Executive Officer
                                                      National Grid USA

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                    Amendment to National Grid USA Companies'
                     Executive Supplemental Retirement Plan

      Pursuant to the provisions of Article XIV of the National Grid USA Companies" Executive Supplemental Retirement Plan (Supplemental Plan), it is hereby amended effective August 1, 2003 to recognize that any pension benefit enhancement provided pursuant to the terms of any of the below listed voluntary early retirement offers that cannot be delivered under the Qualified Plan or the Niagara Mohawk Pension Plan, as applicable, due to any legal limits applicable to such plans, including, but not limited to, Section 4.01(a)(17), Section 414 or Section 415 of the Code, shall be delivered to the participant through the Supplemental Plan, subject to any legal limits that apply to the Supplemental Plan. Further, the terms of said voluntary early retirement offers shall apply to Level A and Level B Participants under applicable provisions of the Supplemental Plan, except to the extent they may relate to the CEO, whose Supplemental Plan benefit shall not increase as a result of the terms of any applicable Qualified Plan voluntary early retirement offer.

            - National Grid USA Companies' 2003 Group 1 Voluntary Early Retirement Offer For Eligible Non-Union Employees

            - National Grid USA Companies' 2003 Group 2 Voluntary Early Retirement Offer For Eligible Non-Union Employees

            - National Grid USA Companies' Limited Voluntary Early Retirement Offer For Non-Union Employees

            - National Grid USA Companies' 2003 Voluntary Early Retirement Offer For Eligible Non-Union Employees Who Participate In The Niagara Mohawk Pension Plan

By: /s/ Richard P. Sergel
    ---------------------
Richard P. Sergel
Chief Executive Officer
National Grid USA

Witnessed By: /s/ Lawrence J. Reilly
              ----------------------
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                    Amendment to National Grid USA Companies'
                     Executive Supplemental Retirement Plan

      Pursuant to the provisions of Article XIV of the National Grid USA Companies' Executive Supplemental Retirement Plan, said Plan is hereby amended effective September 1, 2003 as follows:

      1.    Section 2.05 is amended to read:

            2.05 A Change in Control shall be deemed to have occurred if the conditions set forth in any of the following paragraphs shall have been satisfied:

                  (a) any Person or Persons in concert obtains Control (as defined in Section 840 of the United Kingdom's Income and Corporation Taxes Act 1988) of National Grid Transco plc as a result of making a general offer to acquire shares in National Grid Transco plc or having obtained Control, makes such an offer;

                  (b) the consummation of the sale or disposition by National Grid Transco plc of National Grid USA to a non-affiliated entity (whether by merger, sale of all or substantially all of the capital stock or assets of National Grid USA or otherwise);

                  (c) the complete liquidation, dissolution or winding up of National Grid Transco plc and/or of National Grid USA; or

                  (d) the acquisition by National Grid Transco plc or National Grid USA or their successors of all or substantially all of the assets of or ownership of all or substantially all of the outstanding shares of a U.S. electric and/or gas utility company which would increase the size or revenues of National Grid USA by 25% or more.

                              A Change in Control shall not be deemed to have
                        occurred if the events referred to above are part of an arrangement ("a Reorganization") which will mean that National Grid Transco plc and/or National grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the Persons who owned the shares in National Grid Transco plc immediately before the Change in Control will immediately afterwards own more than 50% of the shares in that other company.

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      2.    Section 2.19 is amended to read:

            2.19 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (a) any Person becomes bound or entitled to acquire shares in National Grid Transco plc under Sections 428 to 430F of the United Kingdom's Companies Act 1985, or a scheme of arrangement or compromise under Section 425 of the United Kingdom's Companies Act 1985 is proposed for National Grid Transco plc;

            (b) National Grid Transco plc shareholders, National Grid USA's shareholders and/or the Board of Directors of National Grid USA approve the sale of National Grid USA to a non-affiliated entity (whether by merger, sale of all or substantially all of the capital stock or assets of National Grid USA, or otherwise);

            (c) National Grid Transco plc passes a resolution for voluntary winding up, or an order is made for the compulsory winding up of National Grid Transco plc and/or National Grid USA;

            (d) the shareholders of National Grid Transco plc, the shareholders of National Grid USA and/or the Board of Directors of National Grid USA approve an event the consummation of which would result in the occurrence of a Change in Control; or

            (e) the Board of Directors of National Grid Transco plc adopts a resolution that, for purposes of this Agreement, a Major Transaction has occurred.

                        A Major Transaction shall not be deemed to have occurred
                  if the events referred to above are part of an arrangement ("a Reorganization") which will mean that National Grid Transco plc and/or National Grid USA will be under the Control of another company or the business of National Grid Transco plc is carried on by another company, and the Persons who owned the shares in National Grid Transco plc immediately before the series of transactions are consummated will immediately after consummation own more than 50% of the shares in that other company.

                                                    By: /s/ Richard P. Sergel
                                                        ------------------------
                                                        Chief Executive Officer
                                                        National Grid USA

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